UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  August 9, 2018

Apollo Investment Corporation
(Exact Name of Registrant as Specified in Charter)

Maryland	814-00646	52-2439556
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9 West 57th Street,
New York, NY 10019
(Address of Principal Executive Offices) (Zip Code)

(212) 515-3450
(Registrant’s telephone number, including area code)

None
(Former Name or Former Address, if Changed Since
Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐             Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐             Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐             Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐             Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement

On August 8, 2018, at an in-person meeting, the board of directors (the "Board") of Apollo Investment Corporation (the "Company") approved the Third Amended and Restated Investment Advisory Management Agreement (the "New Investment Management Agreement") between the Company and Apollo Investment Management, L.P. (the "Investment Adviser").  The New Investment Management Agreement is substantially the same as the prior investment management agreement except that it was amended to decrease management fees in the event that the Company's gross assets increase near the end of a quarter.  Management fees will be calculated based on the lesser of the average value of gross assets as of the two most recently completed quarters and the average monthly value of gross assets during the most recently completed calendar quarter.

Item 5.07	Submission of Matters to a Vote of Security Holders

Annual Meeting:

On August 8, 2018, the Company held its Annual Meeting of Stockholders (the "Annual Meeting"). At the Annual Meeting, the Company's stockholders approved two proposals. The proposals are described in detail in the Company's definitive proxy statement for the Annual Meeting as filed with the Securities and Exchange Commission (the "SEC") on June 21, 2018. As of June 14, 2018, the record date, 215,367,796 shares of common stock were eligible to vote.

Proposal 1: The Company's stockholders elected three Class II Directors of the Company, who will each serve for a term of three years, or until his or her successor is duly elected and qualified, as follows:

Name of Director	FOR	WITHHELD	BROKER NON-VOTE
John J. Hannan	121,992,715	3,381,492	68,355,735
Barbara Matas	66,945,400	58,428,807	68,355,735
R. Rudolph Reinfrank	66,902,679	58,471,528	68,355,735

Proposal 2: The Company's stockholders ratified the selection of PricewaterhouseCoopers LLP as independent registered public accounting firm of the Company for the fiscal year ending March 31, 2019, as follows:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTE
187,987,272	4,254,710	1,487,960	—

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APOLLO INVESTMENT CORPORATION

By:	/s/ Joseph D. Glatt
Name: Joseph D. Glatt
Title: Chief Legal Officer & Secretary

Date: August 9, 2018

Item 9.01	Exhibits

EXHIBIT INDEX

Exhibit No.	Description
10.1	Third Amended and Restated Investment Advisory Management Agreement